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                                                                  Exhibit 5.1(b)

                     [LETTERHEAD OF ANDREWS & KURTH L.L.P.]





                                  July 3, 1996


Toyota Motor Credit Receivables Corporation
19001 South Western Avenue
Torrance, California 90509

         Re:     Toyota Motor Credit Receivables Corporation
                 Registration Statement on Form S-3
                 Registration No. 333-4336

Ladies and Gentlemen:

         We have acted as special counsel for Toyota Motor Credit Receivables Corporation, a corporation organized under the laws of the State of California (the "Company"), and certain trusts, all of the beneficial ownership of which will be initially owned by the Company (together with the Company, each an "Issuer"), in connection with the proposed issuance by the Issuer of its pass-through certificates (the "Pass-Through Certificates"). The Pass-Through Certificates of a series are to be issued pursuant to a Pooling and Servicing Agreement or Sale and Servicing Agreement, between the Issuer, the administrator (the "Administrator") and the trustee (the "Trustee") authorizing such series. The Pooling and Servicing Agreement and the Sale and Servicing Agreement, each in the form filed with the Securities and Exchange Commission on July 3, 1996 as an exhibit to Amendment No. 1 to the Company's registration statement (the "Registration Statement") on Form S-3 (File No. 333-4336) under the Securities Act of 1933, as amended (the "1933 Act"), are herein referred to collectively as the "Agreement."

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Issuer's organizational documents, the form of Agreement and the form of Pass-Through Certificates included therein and such other documents, records, certificates of the Company and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Agreement as completed for each series will be duly executed and delivered by each of the parties thereto; that the Pass-Through Certificates as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Agreement; and that the Pass-Through Certificates for each series will be sold as described in the Registration Statement.





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Toyota Motor Credit Receivables Corporation
July 3, 1996
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         Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the Pass-Through Certificates are in due and proper form and, assuming the due authorization, execution and delivery of the Agreement for each series by the applicable Issuer, the Administrator and the Trustee and the due authorization of the Pass-Through Certificates for each series by all necessary action on the part of the applicable Issuer, when the Pass-Through Certificates for each series have been validly executed, authenticated and issued in accordance with the applicable Agreement and delivered against payment therefor, the Pass-Through Certificates for each series will be validly issued and outstanding, fully paid and non-assessable, and entitled to the benefits of the related Agreement in accordance with their terms, except that the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance or other similar laws now or hereinafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the discretion of the court before which any proceeding therefor may be brought.

         The opinion expressed above is subject to the qualification that we do not purport to be experts as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the States of California and New York, and we express no opinion herein as to the effect that the laws and decisions of courts of any such other jurisdiction may have upon such opinions.

         We consent to the use and filing of this opinion as Exhibit 5.1(b) to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.



                                       Very truly yours,


                                       /s/ Andrews & Kurth L.L.P.